Exhibit 99.1

Entercom Communications Corp.

Reports Record Quarterly Results

Reports Record Annual Results

(Bala Cynwyd, Pa. February 26, 2007) Entercom Communications Corp. (NYSE: ETM) today reported record financial results for the fourth quarter and for the year ended December 31, 2006.

Fourth Quarter Highlights

•                  Net revenues increased 14% to a fourth quarter record of $118.5 million and station operating expenses increased 14% to $69.2 million.

•                  Station operating income increased 15% to a fourth quarter record of $49.3 million.

•                  Same station net revenues increased 7% to $111.4 million and same station operating expenses increased 4% to $63.6 million.

•                  Same station operating income increased 12% to $47.9 million.

•                  Adjusted net income per share increased $0.03 to $0.37 from $0.34.

•                  Net income per share decreased 51% to $0.17 from $0.35.

•                  The current year’s fourth quarter net revenues and station operating expenses include operations under time brokerage agreements (“TBA”) in several markets as described below under additional information.

•                  The Company’s corporate general and administrative expenses include $8.3 million for a settlement with the Office of the New York Attorney General (“NYAG”) and a reserve for an investigation by the FCC as described below under additional information.

2006 Annual Highlights

•                  Net revenues increased 2% to a record $440.5 million and station operating expenses increased 4% to $259.1 million.

•                  Same station net revenues decreased 1% to $433.4 million and same station operating expenses increased 1% to $253.3 million.

•                  Station operating income decreased 2% to $181.4 million and same station operating income decreased 3% to $180.1 million.

•                  Adjusted net income per share decreased $0.13 to $1.47 from $1.60.

•                  Net income per share decreased 30% to $1.19.

•                  Corporate general and administrative expenses included a settlement with the NYAG and a reserve for an investigation by the FCC for a total of $8.3 million and legal expenses in the first quarter of $1.2 million for costs associated with a transaction that did not occur.

David J. Field, President and Chief Executive Officer stated: “I am very pleased to report that Entercom delivered excellent fourth quarter results, highlighted by a 7% increase in same station net revenues and double-digit growth in same station operating income. Our growth was broad-based, with strong performances across virtually all of our markets. For 2007, we remain highly focused on creating shareholder value by: investing in compelling new brands and our digital platform; returning large amounts of free cash flow to our shareholders; and capitalizing on the growth potential of our recent acquisitions and station exchanges.”

Additional Information

On February 26, 2007, the Company and Bonneville International Corporation (“Bonneville”) each commenced operations under a TBA that allowed the Company to operate three of Bonneville’s San Francisco stations in exchange for Bonneville to operate the Company’s four stations in Cincinnati and three stations in Seattle.

On February 20, 2007, the Company agreed to sell KXBT-FM¸ one of the four Austin, Texas radio stations included in the CBS Radio Stations Inc. (“CBS”) transaction noted below, to Univision Radio Broadcasting Texas, L.P. (“Univision”) for $20 million in cash and to enter into a TBA. On February 26, 2007, Univision commenced operations of KXBT.

On February 13, 2007, the Company announced that its Board of Directors authorized a regular quarterly cash dividend of $0.38 per share for its Class A and Class B common shares. The quarterly dividend is payable on March 28, 2007 to its shareholders of record as of March 14, 2007.

On January 31, 2007, the Company entered into an agreement and a TBA with Salem Communications Holding Corporation to dispose of KTRO-AM (formerly KKSN-AM) in Portland, Oregon for at least $4.2 million in cash. The Company will continue to operate six stations in this market.

On December 29, 2006, the Company completed its acquisition from Radio One Inc. of the radio station assets of WKAF-FM (formerly WILD-FM), serving the Boston, Massachusetts, radio market for $30 million in cash. The Company had entered into a TBA, which was effective from August 21, 2006 until December 29, 2007. With this transaction, the Company began simulcasting its WAAF-FM format on WKAF-FM, thereby providing an excellent complement to the signal coverage of the WAAF-FM format in the Boston market.

On December 19, 2006, the Company entered into a Consent Judgment to settle litigation brought by the NYAG regarding sponsorship identification practices.  In this Consent Judgment, the Company did not admit any liability or violation.  In addition the Company recorded a reserve in connection with the FCC’s investigation into sponsorship identification practices at several media companies. The Company recorded a total of $8.3 million in corporate general and administrative expenses in the fourth quarter of 2006 relating to these matters.

On December 8, 2006, the Company entered into a second amendment to its revolving senior credit facility with a syndicate of banks that primarily provided for a modification to one of the restrictive covenants that increased the maximum permitted total debt to operating cash flow and increased the revolving credit facility to $900.0 million from $800.0 million.

On November 1, 2006, the Company commenced operations under a TBA with CBS for eleven radio stations in Austin, Texas, Memphis, Tennessee and Cincinnati, Ohio. The TBA follows the August 21, 2006 announcement by the Company to acquire fifteen radio stations in four markets from CBS for $262 million in cash. The Company expects to exit the Cincinnati market upon completion of the Bonneville transaction described above. In Rochester, New York, also part of the CBS deal, the Company has not commenced operations under a TBA, as the Company must divest three Rochester radio stations in order to comply with regulatory requirements.

On November 1, 2006, the Company and Cumulus Media Partners, LLC (“Cumulus”) each commenced operations under a TBA that allowed the Company to operate one of Cumulus’s Cincinnati radio stations and Cumulus to operate one of the Cincinnati radio stations included in the CBS transaction noted above.

On October 26, 2006, the Company commenced operations under a TBA in Springfield, Massachusetts, to operate WVEI-FM (formerly WBEC-FM), serving the Springfield, Massachusetts radio market. The station rebroadcasts the Company’s highly successful WEEI Boston sports radio format. Under an asset purchase agreement, the Company will acquire the radio station assets for $5.8 million in cash.

During the fourth quarter, the Company repurchased 0.2 million shares of common stock for $5.0 million and, during the year 2006, the Company repurchased 3.5 million shares of common stock for $100.5 million. Since the inception of the first share repurchase program in 2004, the Company has repurchased 12.3 million shares of common stock, representing in excess of 23% of its outstanding common stock.

The number of shares outstanding as of December 31, 2006, was 39.4 million, while the weighted average of diluted shares outstanding for the quarter was 39.9 million. As of December 31, 2006, the Company had $10.8 million in cash and cash equivalents and had outstanding $526.2 million of Senior Debt and $150.0 million of Senior Subordinated Notes due in 2014.

First Quarter Guidance

Based on the current business outlook, the Company expects first quarter same station net revenues and same station operating expenses to increase in the low single digits.

For purposes of same station comparisons, first quarter 2006 same station net revenues were $90.2 million and same station operating expenses were $59.6 million. For purposes of same station information, the Company: (1) included the results of new station operations in Austin, Memphis and Springfield; and (2) excluded the partial quarter results of San Francisco, Cincinnati and certain stations in Seattle, Austin and Portland. Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period.

As a result of transactions changing the mix of states in which the Company conducts business, the Company expects that its income tax rate will increase in 2007.  The higher tax rate will be applied to the Company’s taxable income in future periods, and in the first quarter the Company expects to report a retroactive tax adjustment of between $2.5 million and $3.5 million. This expense, which is in addition to the change in accounting principal noted below, is a reflection of the higher tax rate applied to net deferred tax liabilities.

Separately, in connection with the adoption on January 1, 2007 of FIN 48, “Uncertain Tax Positions,” the Company expects to initially record between $2.0 million to $3.0 million in expense (net of taxes) as a cumulative change in accounting principal in the Company’s financial statements in the first quarter of 2007.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period. Reconciliation of same station information is available on the Company’s website at www.entercom.com.

Earnings Conference Call and Company Information

Entercom will hold a conference call regarding the quarterly earnings release on Monday, February 26, 2007 at 10:30 AM Eastern Time. The public may access the conference call by dialing 888-

889-0278 (passcode: Entercom).  A replay of the conference call will be available through March 5, 2007 by dialing 888-568-0110 and will also be available on the Company’s website: www.entercom.com.

Entercom is one of the nation’s largest radio broadcasters with operations in San Francisco, Boston, Seattle, Denver, Sacramento, Portland, Kansas City, Indianapolis, Milwaukee, Austin, Norfolk, Buffalo, New Orleans, Providence, Memphis, Greensboro, Rochester, Greenville/Spartanburg, Madison, Wichita, Wilkes-Barre/Scranton, Springfield and Gainesville/Ocala.

Certain Definitions

All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to per share data, unless stated otherwise, are presented as per Class A and Class B common diluted share. All references to station operating expenses and corporate general and administrative expenses are exclusive of non-cash compensation expense, unless stated otherwise.

Adjusted net income per share excludes gain/loss on sale of assets, derivative instruments, investments, non-cash compensation expense and certain corporate general and administrative expenses related to the NYAG settlement and for an investigation by the FCC.

Free cash flow consists of operating income: (i) plus depreciation and amortization, non-cash compensation expense (which is otherwise included in corporate general and administrative expenses and station operating expenses); expenses related to a natural disaster; and (ii) less net interest expense (excluding amortization of deferred financing costs), gain (loss) on sale of assets, taxes paid (refunded) and capital expenditures.

Station operating income consists of operating income before depreciation and amortization, time brokerage agreement fees, corporate general and administrative expenses, non-cash compensation expense (which is otherwise included in station operating expenses), expenses related to a natural disaster and gain or loss on sale or disposition of assets.

Same station operating data is computed by comparing the performance of stations operated by the Company throughout the relevant period to the comparable performance in the prior year’s corresponding period. The Company includes in the same station operating data the effects of changes in status of significant contracts that: (i) relate to operations; (ii) have a significant effect on the net revenues and or station operating expenses of a particular market; and (iii) are accounted for as a separate business unit.

Non-GAAP Financial Measures

It is important to note that station operating income, same station net revenues, same station operating expenses, same station operating income and free cash flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”).  Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations.  Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry to measure a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (i.e., adjusted net income and adjusted net income per share).  The adjustments exclude gain/loss on sale of assets,

derivative instruments, investments, non-cash compensation expense and certain corporate general and administrative expenses related to the NYAG settlement and a reserve for an investigation by the FCC.  Management believes these adjusted non-GAAP measures provide useful information to management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results.  Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income may either mask or exaggerate trends in the Company’s ongoing operating performance.  Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these Non-GAAP financial measures on an ongoing basis to track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income, operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles.  These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies.  The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this press release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position.  Accordingly, the Company’s actual performance may differ materially from those stated or implied herein.  The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

Contact:

Steve Fisher

Executive Vice President and Chief Financial Officer

610-660-5647

Fourth Quarter 2006

Earnings Release

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
STATEMENTS OF OPERATIONS

Net Revenues	$118,548	$103,723	$440,485	$432,520

Station Operating Expenses (Excluding Non-Cash Compensation Expense)	69,243	60,954	259,081	248,202
Station Operating Expenses - Non-Cash Compensation Expense	483	—	1,161	—
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense, A NYAG Settlement And A Reserve For An Investigation By The FCC)	5,545	4,447	21,261	17,995
Corporate G & A Expenses - Non-Cash Compensation Expense	1,367	212	4,283	873
Corporate G & A Expenses - NYAG Settlement And A Reserve For An Investigation By The FCC	8,250	—	8,250	—
Depreciation And Amortization	3,897	4,787	15,823	16,671
Expenses Related To A Natural Disaster	—	(17)	—	1,697
Net Time Brokerage Agreement Expense (Income)	2,766	11	2,766	(13)
Net (Gain) Loss On Sale Or Disposition Of Assets	136	(437)	1,280	(5,873)
Total Operating Expenses	91,687	69,957	313,905	279,552
Operating Income	26,861	33,766	126,580	152,968

Other Expense (Income) Items:
Interest Expense, Including Amortization Of Deferred Financing Costs Of $354 And $329 For The Three Months Ended December 31, 2006 And 2005, Respectively, And $1,340 And $1,315 For The Years Ended December 31, 2006 And 2005, Respectively.	11,718	8,305	44,173	29,925
Interest Income And Dividend Income From Investments	(300)	(159)	(823)	(396)
Net Gain On Derivative Instruments	(75)	(256)	(446)	(1,327)
Net Gain On Investments	—	(207)	—	(2,819)
Total Other Expense	11,343	7,683	42,904	25,383

Income Before Income Taxes	15,518	26,083	83,676	127,585
Income Taxes	8,583	10,312	35,695	49,224
Net Income	$6,935	$15,771	$47,981	$78,361
Net Income Per Common Share - Basic	$0.18	$0.35	$1.20	$1.70
Net Income Per Common Share - Diluted	$0.17	$0.35	$1.19	$1.70

Dividends Per Common Share	$0.38	$—	$1.52	$—

Weighted Common Shares Outstanding - Basic	39,476	44,900	39,973	46,045
Weighted Common Shares Outstanding - Diluted	39,891	45,041	40,205	46,221

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Capital Expenditures	$4,064	$5,035	$13,713	$12,671
Income Taxes Paid	$150	$2,850	$302	$12,549

	December 31,
	2006	2005
SELECTED BALANCE SHEET DATA

Cash And Cash Equivalents	$10,795	$16,071
Working Capital	76,015	73,926
Total Assets	1,733,258	1,697,758
Senior Debt	526,239	427,259
7.625% Senior Subordinated Notes	150,000	150,000
Total Shareholders’ Equity	777,092	885,715

	Three Months Ended		Year Ended
	December31,		December31,
	2006	2005	2006	2005
OTHER FINANCIAL DATA

Same Station Computations:
Net Revenues - Reconciliation Of Same Station Net Revenues To GAAP:
Net Revenues As Reported	$118,548	$103,723	$440,485	$432,520
Net Acquisitions And Divestitures Of Radio Stations And Significant Contracts	(7,120)	—	(7,120)	4,441
Same Station Net Revenues	$111,428	$103,723	$433,365	$436,961

Station Operating Expenses - Reconciliation Of Same Station Operating Expenses To GAAP:
Station Operating Expenses As Reported (Excluding Non-Cash Compensation Expense)	$69,243	$60,954	$259,081	$248,202
Net Acquisitions And Divestitures Of Radio Stations And Significant Contracts	(5,674)	—	(5,773)	2,442
Same Station Operating Expenses	$63,569	$60,954	$253,308	$250,644

Reconciliation Of Station Operating Income And Same Station
Operating Income To GAAP (Operating Income):
Operating Income As Reported	$26,861	$33,766	$126,580	$152,968
Corporate G & A Expenses (Excluding Non-Cash Compensation Expense, A NYAG Settlement And A Reserve For An Investigation By The FCC)	5,545	4,447	21,261	17,995
Non-Cash Compensation Expense	1,850	212	5,444	873
Corporate G & A Expenses - NYAG Settlement And A Reserve For An Investigation By The FCC	8,250	—	8,250	—
Depreciation And Amortization	3,897	4,787	15,823	16,671
Expenses Related To A Natural Disaster	—	(17)	—	1,697
Net Timer Brokerage Agreement Expense	2,766	11	2,766	(13)
Net Loss On Sale Or Disposition Of Assets	136	(437)	1,280	(5,873)
Station Operating Income	49,305	42,769	181,404	184,318
Net Acquisitions And Divestitures Of Radio Stations And Significant Contracts	(1,446)	—	(1,347)	1,999
Same Station Operating Income	$47,859	$42,769	$180,057	$186,317

Reconciliation Of Free Cash Flow To GAAP (Net Income):
Net Income As Reported	$6,935	$15,771	$47,981	$78,361
Depreciation And Amortization	3,897	4,787	15,823	16,671
Deferred Financing Costs Included In Interest Expense	354	329	1,340	1,315
Non-Cash Compensation Expense	1,850	212	5,444	873
Expenses Related To A Natural Disaster	—	(17)	—	1,697
Net (Gain) Loss On Sale Or Disposition Of Assets	136	(437)	1,280	(5,873)
Net Gain On Derivative Instruments	(75)	(256)	(446)	(1,327)
Net Gain On Investments	—	(207)	—	(2,819)
Income Taxes	8,583	10,312	35,695	49,224
Capital Expenditures	(4,064)	(5,035)	(13,713)	(12,671)
Taxes Paid	(150)	(2,850)	(302)	(12,549)
Free Cash Flow	$17,466	$22,609	$93,102	$112,902

Reconciliation Of Free Cash Flow To GAAP (Operating Income):
Operating Income As Reported	$26,861	$33,766	$126,580	$152,968
Depreciation And Amortization	3,897	4,787	15,823	16,671
Non-Cash Compensation Expense	1,850	212	5,444	873
Expenses Related To A Natural Disaster	—	(17)	—	1,697
Interest Expense, Net Of Interest And Dividend Income And Deferred Financing Costs	(11,064)	(7,817)	(42,010)	(28,214)
Capital Expenditures	(4,064)	(5,035)	(13,713)	(12,671)
Net Loss On Sale Or Disposition Of Assets	136	(437)	1,280	(5,873)
Taxes Paid	(150)	(2,850)	(302)	(12,549)
Free Cash Flow	$17,466	$22,609	$93,102	$112,902

Reconciliation Of Adjusted Net Income To GAAP
Net Income — As Reported	$6,935	$15,771	$47,981	$78,361
Net Loss On Sale Or Disposal Of Assets, Net Of Tax Provision Or Tax Benefit	76	(264)	759	(3,607)
Expenses Related To A Natural Disaster, Net Of Tax Provision Or Tax Benefit	—	(10)	—	1,042
Net (Gain) Loss On Derivative Instruments, Net Of Tax Provision	(42)	(155)	(264)	(815)
Net Gain On Investments, Net Of Tax Provision	—	(125)	—	(1,731)
Corporate G & A Expenses - NYAG Settlement And A Reserve For An Investigation By The FCC	6,380	—	6,520	—
Non-Cash Compensation Expense, Net Of Tax Benefit	1,283	199	4,028	656
Adjusted Net Income	$14,632	$15,416	$59,024	$73,906

Weighted Common Shares Outstanding - Diluted	39,891	45,041	40,205	46,221

Adjusted Net Income Per Common Share - Diluted	$0.37	$0.34	$1.47	$1.60

PRIOR YEAR’S DATA

First Quarter 2006 As Reported And Same Station

Three
Months
Ended
March 31,
2006
Reconciliation Of First Quarter 2006 Same Station Net
Revenues To GAAP (Net Revenues):

Net Revenues As Reported	$91,135
Net Acquisitions And Divestitures Of Radio Stations	(907)
Same Station Net Revenues	$90,228

Reconciliation Of First Quarter 2006 Same Station Operating Expenses
To GAAP (Station Operating Expenses):

Station Operating Expenses As Reported	$59,505
Net Acquisitions And Divestitures Of Radio Stations	52
Same Station Operating Expenses	$59,557